Exhibit (d)(1)(l)

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 1st day of May, 2020 between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect the renaming of MainStay VP Large Cap Growth Portfolio to MainStay VP Winslow Large Cap Growth Portfolio and MainStay VP Eagle Small Cap Growth Portfolio to MainStay VP Small Cap Growth Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective May 1, 2020, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Brian J. McGrady	By:	/s/ Yie-Hsin Hung
Name:	Brian J. McGrady	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Brian J. McGrady	By:	/s/ Kirk C. Lehneis
Name:	Brian J. McGrady	Name:	Kirk C. Lehneis
Title:	Assistant Secretary	Title:	President

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SCHEDULE A

(As of May 1, 2020)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Balanced Portfolio	0.70% on assets up to $1 billion; and 0.65% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.44% on assets over $3 billion
MainStay VP CBRE Global Infrastructure Portfolio	1.10% on assets up to $500 million; and 1.05% on assets over $500 million
MainStay VP Conservative Allocation Portfolio	0.00%*
MainStay VP Small Cap Growth Portfolio	0.81% on assets up to $1 billion; and 0.785% on assets over $1 billion
MainStay VP Emerging Markets Equity Portfolio	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay VP Epoch U.S. Equity Yield Portfolio	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
MainStay VP Fidelity Institutional AMSM Utilities Portfolio	0.64% on assets up to $1 billion; 0.61% on assets from $1 billion to $3 billion; and 0.60% on assets over $3 billion
MainStay VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
MainStay VP Growth Allocation Portfolio	0.00%*
MainStay VP Income Builder Portfolio	0.57% on assets up to $1 billion; and 0.55% on assets over $1 billion
MainStay VP Indexed Bond Portfolio	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion
MainStay VP IQ Hedge Multi-Strategy Portfolio	0.75% on all assets

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Janus Henderson Balanced Portfolio	0.55% on assets up to $1 billion; 0.525% on assets from $1 billion to $2 billion; and 0.515% on assets over $2 billion
MainStay VP MacKay Common Stock Portfolio	0.55% on assets up to $500 million; 0.525% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion
MainStay VP MacKay Convertible Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $2 billion; and 0.49% on assets over $2 billion
MainStay VP MacKay Government Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; and 0.45% on assets over $1 billion
MainStay VP MacKay Growth Portfolio	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay VP MacKay High Yield Corporate Bond Portfolio	0.57% on assets up to $1 billion; 0.55% on assets from $1 billion to $5 billion; and 0.525% on assets over $5 billion
MainStay VP MacKay International Equity Portfolio	0.89% on assets up to $500 million; and 0.85% on assets over $500 million
MainStay VP MacKay Mid Cap Core Portfolio	0.85% on assets up to $1 billion; 0.80% on assets from $1 billion to $2 billion; and 0.775% on assets over $2 billion
MainStay VP MacKay S&P 500 Index Portfolio	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
MainStay VP MacKay Small Cap Core Portfolio	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion
MainStay VP MacKay Unconstrained Bond Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion
MainStay VP Mellon Natural Resources Portfolio	0.79% on assets up to $1 billion; and 0.78% on assets over $1 billion
MainStay VP Moderate Allocation Portfolio	0.00%*
MainStay VP Moderate Growth Allocation Portfolio	0.00%*
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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP PIMCO Real Return Portfolio	0.50% on all assets
MainStay T. Rowe Price Equity Income Portfolio	0.725% on assets up to $500 million; 0.70% on assets from $500 million to $1 billion; and 0.675% on assets over $1 billion
MainStay VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from $500 million to $1 billion; and 0.30% on assets over $1 billion
MainStay VP Winslow Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;

0.71% on assets from $750 million to $1 billion;

0.70% on assets from $1 billion to $2 billion;

0.66% on assets from $2 billion to $3 billion;

0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.

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